UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             TITANIUM GROUP LIMITED
             (Exact name of registrant as specified in its charter)



        BRITISH VIRGIN ISLANDS                          NOT APPLICABLE
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       4/F BOCG INSURANCE TOWER, 134-136 DES VOEUX ROAD CENTRAL, HONG KONG
          (Address of principal executive offices)              (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered:                    each class is to be registered:
-------------------------------            ----------------------------------
           NONE                                           NONE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


Securities Act registration statement file number to which this form relates:
333-128302

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                (Title of class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the common stock, par value $0.01 per share (the "Common Stock"), of Titanium Group Limited (the "Company"), is set forth under "Description of Securities" in the Company's Registration Statement on Form S-1 and the amendments thereto (File No. 333-128302), which was originally filed with the Securities and Exchange Commission on September 14, 2005 (as amended, the "Registration Statement"), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2.           EXHIBITS.

REGULATION
S-K NUMBER                 DOCUMENT

   3.1         Memorandum of Association, as amended*

   3.2         Articles of Association, as amended*
-------------------------
* Filed as an exhibit to the initial filing of the registration statement on Form S-1 (File No. 333-128302) on September 14, 2005.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      TITANIUM GROUP LIMITED



Date:  January 23, 2007               By: /s/ JASON MA
                                         ---------------------------------------
                                         Name:  Jason Ma
                                         Title:  Chief Executive Officer